Exhibit 10.1

Freddie Mac Loan Number: 502835729

Property Name: Courtyard at Mt. Tabor

GUARANTY OF COMPLETION

THIS GUARANTY OF COMPLETION (this “Completion Guaranty”) is entered into effective as of August 31, 2018, by STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC., a Maryland corporation (“Guarantor”, collectively if more than one) for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, and any subsequent holder of the Note (the “Lender”).

RECITALS

A.

Pursuant to the terms of a Multifamily Loan and Security Agreement dated August 31, 2018 (as amended, modified or supplemented from time to time, “Loan Agreement”), SSSHT PROPCO SE DIVISION STREET, LLC, a Delaware limited liability company (the “Borrower”) requested and Lender made a loan to Borrower in the principal sum of $63,200,000.00 (the “Loan”). The Loan is evidenced by a Multifamily Note (the “Note”) and secured by a Multifamily Mortgage or Deed of Trust, or Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Financing Statement (the “Security Instrument”), on the real property and improvements (the “Mortgaged Property”) described in the Security Instrument. The Loan is being assigned to the Federal Home Loan Mortgage Corporation effective as of August 31, 2018.

B.	Borrower intends to construct the Acuity Mix Conversion (as defined in the Loan Agreement) (the “Expansion Project”).

C.

The Expansion Project is to be completed in accordance with plans and specifications submitted by Borrower and approved by Lender, as such plans and specifications may be modified by Borrower from time to time subject to Lender’s approval, which approval will not be unreasonably withheld or delayed (the “Plans”) and in accordance with the terms of the Loan Agreement.

D.

Lender requires, as a material condition precedent to allowing the Expansion Project (and in the absence of which the Expansion Project would not be approved), that Guarantor execute this Completion Guaranty.

AGREEMENT

NOW, THEREFORE, to induce Lender to approve the Expansion Project, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.

Defined Terms. “Indebtedness,” “Property Jurisdiction” “Loan Documents” and other capitalized terms used but not defined in this Completion Guaranty will have the meanings assigned to them in the Loan Agreement

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2.Scope of Completion Guaranty.

(a)	Guarantor absolutely and unconditionally and irrevocably guarantees to Lender, each of the following:

(i)

Borrower will construct and complete the Expansion Project free and clear of liens (subject to Borrower’s right to provide a bond or other security against loss in accordance ~~to~~ with applicable law as set forth in the Loan Agreement) substantially in accordance with the Plans and within the periods required by and according to the terms and conditions of the Loan Agreement.

(ii)

Borrower will keep the Mortgaged Property free and clear of all liens arising from the Expansion Project and the completion of the Expansion Project, subject to Borrower’s right to provide a bond or other security against loss in accordance with applicable law as set forth in the Loan Agreement.

(b)	If Borrower fails to perform the actions specified in Section 2(a) on or before the times such actions are to be performed by Borrower, Guarantor will do any of the following, as applicable:

(i)

Complete the Expansion Project such that the Mortgaged Property is free and clear of liens, substantially in accordance with the Plans, within the periods required by and according to the Loan Agreement and in substantial conformance with all applicable laws, rules, regulations and requirements of all governmental authorities having jurisdiction (subject to Borrower’s right to provide a bond or other security against loss in accordance with applicable law as set forth in the Loan Agreement).

(ii)

Remove any lien arising from the Expansion Project and completion of the Expansion Project (subject to Borrower’s right to provide a bond or other security against loss in accordance with applicable law as set forth in the Loan Agreement) and make payment in full to all laborers, subcontractors and materialmen and any related costs on or before the date of completion for the costs of the Expansion Project (except to the extent that Borrower is contesting the same in good faith and has provided a bond or other security against loss in accordance with applicable law as set forth in the Loan Agreement).

(iii)

Pay all costs and expenses required to complete the actions set forth in Section 2(a) or Section 2(b), and pay to or reimburse Lender for any and all expenses incurred by Lender pursuant to the Loan Agreement.

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3.Lender Right to Complete.

(a)

If Guarantor fails to perform the actions specified in Section 2 on or before the times such actions are to be performed by Borrower, following Notice from Lender and a reasonable time to perform as set forth in Section 9.01 (h) of the Loan Agreement, Lender, in Lender’s sole and absolute discretion, will have the right to complete the Expansion Project substantially in accordance with the Plans, with such changes or modifications in the Plans that Lender deems necessary in Lender’s Discretion, and to expend such sums as Lender, in Lender’s Discretion deems proper, in order to complete the Expansion Project.

(b)

Guarantor waives any right to contest any such changes or modifications or the amount of any such expenditures. The amount of any and all expenditures made by Lender will be due and payable by Guarantor to Lender upon Notice from Lender.

4.

Modification of Loan Documents.  Guarantor expressly agrees that Lender may, in its sole and absolute discretion, without notice to or further assent of Guarantor and without in any way releasing, affecting or impairing the obligations and liabilities of Guarantor under this Completion Guaranty:

(a)	Waive compliance with, or any defaults under, or grant any other indulgences with respect to, the Loan Documents.

(b)	Modify, amend, or change any provisions of the Loan Documents (other than this Completion Guaranty).

(c)	Grant extensions or renewals of or with respect to the Loan Documents or effect any release, compromise or settlement in connection with the Loan Documents.

(d)

Agree to the substitution, exchange, release or other disposition of all or any part of the premises and other property covered by the Security Instrument, or any instrument delivered pursuant thereto.

(e)	Make advances for the purpose of performing any term or covenant contained in the Loan Documents with respect to which Borrower or the then owner of the premises will be in default.

(f)	Assign or otherwise transfer the Loan Documents or this Completion Guaranty or any interest in the Loan Documents or this Completion Guaranty.

(g)	Deal in all respects with Borrower or the then owner of the premises as if this Completion Guaranty were not in effect.

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5. Liability of Guarantor.

(a)

The liability of Guarantor under this Completion Guaranty will be primary, direct and immediate and not conditional or contingent upon pursuit by Lender of any remedies it may have against Borrower, its successors and assigns, with respect to the Loan Documents whether pursuant to the terms of the Loan Documents or by law.

(b)

Without limiting the generality of the foregoing, Lender will not be required to make any demand on Borrower or the then owner of the Mortgaged Property, or to sell at foreclosure or otherwise pursue or exhaust its remedies against the premises or against Borrower or the then owner of the premises, before, simultaneously with or after enforcing its rights and remedies against Guarantor under this Completion Guaranty.

(c)

To the extent permitted by applicable law, any one or more successive or concurrent actions may be brought under this Completion Guaranty against Guarantor either in the same action, if any, brought against Borrower or the then owner of the premises or in separate actions as often as Lender may deem advisable.

(d)

Guarantor also agrees that in the event this Completion Guaranty is enforced by suit or otherwise as a result of a default by Guarantor under this Guaranty of Completion, Guarantor will reimburse Lender upon demand, for all reasonable out of pocket expenses incurred in connection with such enforcement, including, without limitation, Attorneys’ Fees and Costs.

(e)

The obligations of Guarantor under this Completion Guaranty will be unconditional, and will continue until terminated in accordance with the provisions set forth in Section 19 of this Completion Guaranty irrespective of the genuineness, validity, regularity or enforceability of the Loan Documents, or any security given therefor or in connection therewith or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

6.Waivers by Guarantor.

(a)

The obligations of Guarantor under this Completion Guaranty will be unconditional regardless of the genuineness, validity, regularity or enforceability of the Note, the Security Instrument, or any other Loan Document, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety, a guarantor, a borrower or a mortgagor.

(b)	Guarantor expressly waives all of the following except as specifically set forth in this Completion Guaranty:

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(i)	Notice of acceptance of this Completion Guaranty and of presentment, demand and protest.

(ii)	Notice of any default under this Completion Guaranty or under the Loan Documents and of all indulgences.

(iii)	Demand for observance or performance of, or enforcement of, any terms or provisions of this Completion Guaranty or the Loan Documents.

(iv)	All other notices and demands otherwise required by law which Guarantor may lawfully waive.

(v)

Any defense to any action brought against Guarantor, including, without limitation, any defense based on any statute of limitations or on any legal disability of Borrower or any discharge or limitation of liability of Borrower to Lender, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause.

7.INTENTIONALLY DELETED

8.

Subordination of Borrower’s Indebtedness to Guarantor.  If Guarantor advances any sums to Borrower or its successors or assigns or if Borrower or its successors or assigns becomes indebted to Guarantor after the date of this Completion Guaranty, such sums and indebtedness will be subordinate in all respects to the amounts then or thereafter due and owing to Lender under the Loan Documents. Nothing contained in this Completion Guaranty will be construed to give Guarantor any right of subrogation in and to the Loan Documents or all or any part of Lender’s interest therein, until all amounts owing to Lender have been paid in full.

9.

Notice. Any notice, demand, request or other communication which Lender may desire to give to Guarantor with respect to this Completion Guaranty, will be deemed sufficient if made in accordance with the Notice provision in the Loan Agreement.

10.

Remedies Separate and Cumulative.  All rights and remedies afforded to Lender, by reason of this Completion Guaranty, the Note and Loan Agreement, or any other Loan Document, or by law, are separate and cumulative and the exercise of one will not in any way limit or prejudice the exercise of any other such rights or remedies. No delay or omission by Lender in exercising any such right or remedy under this Completion Guaranty, and no modification or amendment of this Completion Guaranty will be deemed made by Lender unless in writing and duly signed by Lender. Any such written waiver will apply only to the particular instance specified in such waiver and will not impair the further exercise of such right or remedy or of any other right or remedy of Lender and no single or partial exercise of any right or remedy under this Completion Guaranty will preclude other or further exercise thereof or any other right or remedy.

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11.

Joint and Several Liability. The obligations of Guarantor (and each party named as a Guarantor in this Guaranty) and any Other Guarantor will be joint and several. Lender, in its sole and absolute discretion, may take any of the following actions:

(a)	Lender may bring suit against Guarantor, or any one or more of the parties named as a Guarantor in this Guaranty, and any Other Guarantor, jointly and severally, or against any one or more of them.

(b)	Lender may compromise or settle with Guarantor, any one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, for such consideration as Lender may deem proper.

(c)	Lender may release one or more of the parties named as a Guarantor in this Guaranty, or any Other Guarantor, from liability.

(d)	Lender may otherwise deal with Guarantor and any Other Guarantor, or any one or more of them, in any manner.

No action of Lender described in this Section 11 will affect or impair the rights of Lender to collect from any one or more of the parties named as a Guarantor under this Guaranty any amount guaranteed by Guarantor under this Guaranty.

12.Guarantor’s Interest in Borrower.

(a)

Guarantor represents and warrants that it has a substantial financial interest in Borrower, that it has examined or has had an opportunity to examine documents referred to in this Completion Guaranty, that it has full power, authority and legal right to execute and deliver this Completion Guaranty, that this Completion Guaranty is a binding legal obligation of Guarantor, and that Guarantor will derive a material financial benefit from the making of the Loan.

(b)

Guarantor represents and warrants that, at the time of the execution and delivery of this Completion Guaranty, nothing exists to impair the effectiveness of the liability of Guarantor to Lender under this Completion Guaranty, and neither execution or delivery of this Completion Guaranty nor compliance with the terms of this Completion Guaranty will conflict with, or constitute a breach of or default under, any agreement or instrument to which Guarantor may be a party.

13.

Severability.  If any provision or part of any provision contained in this Completion Guaranty will for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, or the remaining part of the affected provision of this Completion Guaranty, but this Completion Guaranty will be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

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14.

Preference.  If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund will not constitute a release of any liability of Guarantor under this Completion Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Completion Guaranty will not be discharged except in accordance with Section 19 of this Completion Guaranty.

15.

Successors and Assigns.  Lender may assign its rights under this Completion Guaranty in accordance with the terms of the Loan Agreement and upon any such assignment, all the terms and provisions of this Completion Guaranty will inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties herein will be deemed to include the heirs, legal representatives, successors and assigns of such parties, and the term “Lender” will also include any lawful owner, holder or pledgee of the Note.

16.

Sole Benefit of Lender.  This Completion Guaranty will not create any rights in any surety under completion and performance bonds, if any, between such surety, Borrower, the general contractor for the Mortgaged Property and Lender with respect to the Mortgaged Property, either as a third party beneficiary, or in any other manner, it being understood and agreed that this Completion Guaranty is intended for the sole benefit of Lender, or such other person or entity as Lender may designate in its sole discretion.

17.

Governing Law.   This Completion Guaranty will be governed by and enforced in accordance with the laws of the Property Jurisdiction, without giving effect to the choice of law principles of the Property Jurisdiction that would require the application of the laws of a jurisdiction other than the Property Jurisdiction.

18.

Jurisdiction; Venue. Guarantor agrees that any controversy arising under or in relation to this Completion Guaranty may be litigated in the Property Jurisdiction, and that the state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies which will arise under or in relation to this Completion Guaranty. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing herein is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters arising under this Completion Guaranty against Guarantor or any of Guarantor’s assets in any court of any other jurisdiction.

19.Termination.

(a)

Notwithstanding anything to the contrary contained in this Completion Guaranty, this Completion Guaranty will terminate and be of no further force and effect, without further act by Lender, upon the earlier to occur of (i) payment in full of all sums evidenced by the Note or secured by the Security Instrument, or (ii) upon

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satisfaction of the requirements set forth in Section ~~6.32 (e)~~ 5.25(e) of the Loan Agreement.

(b)	Any termination of the liability of Guarantor under this Completion Guaranty will not affect the liability of Guarantor under any other Loan Document.

20.	State-Specific Provisions

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

21	WAIVER OF TRIAL BY JURY.

(a)

GUARANTOR AND LENDER EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY.

(b)

GUARANTOR AND LENDER EACH WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

22.	Attached Exhibit. The following Exhibit, if marked with an “X” in the space provided, is attached to this Guaranty:

|   |Exhibit AModifications to Completion Guaranty

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IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal or has caused this Guaranty to be signed and delivered under seal by its duly authorized representative. Guarantor intends that this Guaranty will be deemed to be signed and delivered as a sealed instrument.

STRATEGIC STUDENT & SENIOR HOUSING TRUST, INC., a Maryland corporation

By:/s/ H. Michael Schwartz

Name:H. Michael Schwartz

Title:Chief Executive Officer

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California )

County of Orange)

On October 9, 2018, before me, Gabriela Santiago Hernandez, a Notary Public, personally appeared H. Michael Schwartz, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Gabriela Santiago Hernandez (Seal)

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EXHIBIT A

MODIFICATIONS TO GUARANTY

The following modifications are made to the text of the Guaranty that precedes this Exhibit:

None.

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